Exhibit 23.3

United States		Hyatt Center 71 South Wacker - Suite 3440 Chicago, Illinois 60606 Telephone: (312) 454-9580 www.american-appraisal.com	International
Atlanta Boston Charlotte Chicago Cincinnati Dallas Denver Detroit Houston Irvine Los Angeles	Milwaukee New Orleans New York Oak Brook Philadelphia Pittsburgh Princeton San Francisco Schaumburg Stamford Washington, D.C.		Austria Canada China Czech Republic France Germany Greece Hungary	Italy Japan Portugal Russia Spain Thailand United Kingdom

CONSENT OF INDEPENDENT APPRAISER

American Appraisal Associates, Inc. (“AAA”) hereby consents to the incorporation by reference of its conclusions of value in Form 10-K. Specifically, AAA consents to R.R. Donnelley & Sons Company’s disclosure of AAA as its valuation consultant in R.R. Donnelley & Sons Company’s 2006 Form 10-K. In giving this consent AAA does not hereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or as an expert as defined by the rules and regulations of the Securities and Exchange Commission.

AMERICAN APPRAISAL ASSOCIATES, INC.

By	/s/ Kimberly Russell
Kimberly Russell
Director

Chicago, Illinois

February 28, 2007